UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 14, 2004


                          ATLANTIC WINE AGENCIES, INC.
             (Exact name of registrant as specified in its charter)


          Florida              Atlantic Wine Agencies Inc.        65-1102237
                               64 Knightsbridge
                               London, UK SW1X




(State or other jurisdiction      (Address of Principal        (I.R.S. Employer
    of incorporation or             Executive Offices)       Identification No.)
       organization)


Registrant's telephone number, including area code: 011-44-797-9057-242

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Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2004, Atlantic Wine Agencies, Inc. ("Company"), entered into an agreement to issue 20,000,000 shares of its common stock to the shareholders of Dominion Wines Ltd ("Dominion Wines") and Dominion Estates Pty Ltd ("Dominion Estates") in exchange for all of the issued and outstanding ordinary shares of each of those entities ("Shares"). This transaction shall be referred to as the "Exchange Transaction" and the exchange agreement shall be referred to as the "Exchange Agreement".

Further consideration paid by the Company is: payment of $3,136,202.87 Australian Dollars to National Australia Bank to settle a loan facility held by Dominion Wines Ltd; contribution of $223,797.13 Australian Dollars to capital; assumption of a $4,081,387.11 Australian Dollar loan held by the Commonwealth Bank of Australia; granting the shareholders of Dominion Wines and Dominion Estates representation on the Atlantic Board of Directors of an aggregate of 20% for a period of 3 years; and cancellation of 20,000,000 shares of the Company's common stock held by certain shareholders. The payment to National Australia Bank is not a loan to the Company but rather a capital contribution from a shareholder of the Company.

As a result of the Exchange Transaction, the Company has acquired all of the assets and liabilities of both Dominion Wines and Dominion Estates.

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

Dominion Wines consists of a state of the art viticultural and winery operation situated on approximately 225 acres of a property in Alexander Park, Australia. The property on which Dominion Wines operates and owns is part of a 2200 acre parcel the remainder of which is owned by Dominion Estates. Such property is located 140 kilometres north of Melbourne, in the Strathbogie Ranges. The property had been identified as an ideal location for the production of premium wine grapes. World-renowned viticultural consultant, Dr Richard Smart, conducted a report, which established that the climate was temperate and akin to some of the world's premium wine growing regions, notably Bordeaux and Burgundy.

Alexander Park is a model vineyard, capable of producing premium fruit, achieved by:

o     Using state of the art trellising systems;
o     Exploring the latest techniques in canopy management;
o     Applying the Australian Wine Industries Quality Assurance system;
o     Implementing sustainable soil management principles, and;
o Selecting the most suitable grapevine varieties and clones for the Strathbogie Region.

Dominion had its first vintage in April 1999, with all expectations of quality far exceeded.

At full capacity the winery is able to process up to 7,500 tons of fruit. Designed by award winning architect Scott Shelton, the winery is not only aesthetically pleasing, but also very practical. The winery has two functions. The first is the production our own brands, and the second function is to provide contract winemaking services for numerous Australian wine companies, presently including Southcorp.

More specific information about Dominion Wines is available at its website www.dominionwines.com.

We expect to pay off the National Australia Bank by September 16, 2004 and complete the remaining required mechanics within approximately one week thereafter.

Item 2.01 Completion of Acquisition of Assets.

Please see Item 1.01 of this current report.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 1.01 of this current report.

Item 9.01 Financial Statements and Exhibits

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

Financial Statements will be provided in an amended 8-K to be filed within 71 days from the date this current report is required to be filed.


Exhibit 99.01 Share Exchange Agreement between Atlantic Wine Agencies, Inc., Dominion Wines Ltd and Dominion Estates Pty Ltd, dated September 14, 2004


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Wine Agencies Inc.

Date: September 15, 2004


/s/ Harry Chauhan
-----------------
Mr. Harry Chauhan,
President

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